As filed with the Securities and Exchange Commission on December 19, 2001	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRAGE LOGIC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation or Organization)

77-0416232
(I.R.S. Employer Identification No.)

46501 Landing Parkway, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

2000 EMPLOYEE STOCK PURCHASE PLAN
2001 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Adam A. Kablanian
Virage Logic Corporation
46501 Landing Parkway
Fremont, CA 94538
(Name and Address of Agent for Service)

(510) 360-8000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum	Amount of
Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered	Per Share (1)	Offering Price (1)	Fee

common stock, $0.001 par value	150,458 shares	$14.13	$2,125,972	$508

(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(c) under the Securities Act , the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market for December 13, 2001.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
Signatures
EXHIBIT INDEX
Exhibit 5.1
EXHIBIT 23.2
EXHIBIT 23.3

PART II
INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

     The shares being registered herein are additional shares of common stock authorized to be issued under Registrant’s 2000 Employee Stock Purchase Plan and 2001 Foreign Subsidiary Foreign Purchase Plan. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement S-8 (File No. 333- 46422) with respect to the Registrant’s 2000 Employee Stock Purchase Plan are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a)  The Annual Report on Form 10-K for the year ended September 30, 2001; and

     (b)  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed July 20, 2000 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendments or reports filed for the purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicated that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Virage Logic Corporation 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.2	Virage Logic Corporation 2001 Foreign Subsidiary Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors.
23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
24.1	Power of Attorney (included on the signature page of this Registration Statement)

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Signatures

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 19th day of December, 2001.

VIRAGE LOGIC CORPORATION

By:	/s/ Adam A. Kablanian

Adam A. Kablanian, President and Chief Executive Officer

Power of Attorney

     Each person whose signature appears below constitutes and appoints Adam A. Kablanian and James R. Pekarsky, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam A. Kablanian Adam A. Kablanian	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 19, 2001

/s/ James R. Pekarsky James R. Pekarsky	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2001

/s/ Richard Elkus, Jr. Richard Elkus, Jr.	Director	December 19, 2001

/s/ Michael Hackworth Michael Hackworth	Director	December 19, 2001

/s/ Alexander Shubat Alexander Shubat	Vice President, Chief Technical Officer, Secretary and Director	December 19, 2001

/s/ Michael Stark Michael Stark	Director	December 19, 2001

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EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Virage Logic Corporation 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.2	Virage Logic Corporation 2001 Foreign Subsidiary Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors.
23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
24.1	Power of Attorney (included on the signature page of this Registration Statement)

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